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                   IMAX THEATRE MANAGEMENT (SCOTTSDALE), INC.

                                     BYLAWS
                                TABLE OF CONTENTS

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ARTICLE I Offices......................................................     1

   Section 1.01. Principal Office......................................     1
   Section 1.02. Other Offices.........................................     1

ARTICLE II Meetings of Shareholders....................................     1

   Section 2.01. Annual Meeting........................................     1
   Section 2.02. Special Meetings......................................     1
   Section 2.03. Notice and Purpose of Meetings; Waiver................     1
   Section 2.04. Quorum, Manner of Acting and Adjournment..............     2
   Section 2.05. Record Date...........................................     2
   Section 2.06. Presiding Officer; Order of Business..................     3
   Section 2.07. Voting................................................     3
   Section 2.08. Voting Lists..........................................     3
   Section 2.09. Consent of Shareholders in Lieu of Meeting............     3

ARTICLE III Board of Directors.........................................     4

   Section 3.01. Powers................................................     4
   Section 3.02. Number and Term of Office.............................     4
   Section 3.03. Oualification and Election............................     4
   Section 3.04. Presiding Officer.....................................     4
   Section 3.05. Resignations..........................................     5
   Section 3.06. Vacancies.............................................     5
   Section 3.07. Removal...............................................     5
   Section 3.08. Place of Meeting......................................     6
   Section 3.09. Organizational Meeting................................     6
   Section 3.10. Regular Meetings......................................     6
   Section 3.11. Special Meetings......................................     6
   Section 3.12. Quorum, Manner of Acting, and Adjournment.............     6
   Section 3.13. Executive and Other Committees........................     7
   Section 3.14. Compensation..........................................     8
   Section 3.15. Dividends.............................................     8
   Section 3.16. Minutes...............................................     8
   Section 3.17. Director Conflicts of Interest........................     8

ARTICLE IV Notice - Waivers............................................     9

   Section 4.01. Notice, What Constitutes..............................     9
   Section 4.02. Waiver of Notice......................................     9

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
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ARTICLE V Officers.....................................................     9

   Section 5.01. Number, Qualifications and Designation................     9
   Section 5.02. Election and Term of Office...........................     9
   Section 5.03. Subordinate Officers, Committees and Agents...........     9
   Section 5.04. Resignations..........................................    10
   Section 5.05. Removal...............................................    10
   Section 5.06. Vacancies.............................................    10
   Section 5.07. General Powers........................................    10
   Section 5.08. The Chairman and Vice Chairman of the Board...........    10
   Section 5.09. The Chief Executive Officer...........................    10
   Section 5.10. The President.........................................    10
   Section 5.11. The Vice Presidents...................................    10
   Section 5.12. The Secretary.........................................    11
   Section 5.13. The Treasurer.........................................    11
   Section 5.14. Officers' Bonds.......................................    11
   Section 5.15. Salaries..............................................    11

ARTICLE VI Certificates of Stock.......................................    11

   Section 6.01. Issuance..............................................    11
   Section 6.02. Subscriptions for Shares..............................    12
   Section 6.03. Transfers.............................................    12
   Section 6.04. Share Certificates....................................    12
   Section 6.05. Lost, Destroyed, Mutilated or Stolen Certificates.....    12
   Section 6.06. Transfer Agent and Registrar..........................    12

ARTICLE VII Indemnification............................................    12

   Section 7.01. Procedure for Effecting Indemnification...............    12
   Section 7.02. Advancing Expenses....................................    13
   Section 7.03. Scope of Article......................................    13

ARTICLE VIII Miscellaneous.............................................    13

   Section 8.01. Corporate Seal........................................    13
   Section 8.02. Checks................................................    13
   Section 8.03. Contracts.............................................    13
   Section 8.04. Deposits..............................................    14
   Section 8.05. Reports...............................................    14
   Section 8.06. Corporate Records.....................................    14
   Section 8.07. Voting Securities Held by the Corporation.............    14
   Section 8.08. Amendment of Bylaws...................................    15

                                       ii
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                                     BYLAWS

                                       OF

                   IMAX THEATRE MANAGEMENT (SCOTTSDALE), INC.

                                   ARTICLE I

                                    Offices

                  Section 1.01. Principal Office. The principal office of the Corporation in the State of Arizona shall be located at 7600 North 15th Street, Suite 100, Phoenix, Arizona 85020, unless otherwise established by a vote of a majority of the board of directors in office.

                  Section 1.02. Other Offices. The Corporation also may have offices at other places within or without the State of Arizona.

                                   ARTICLE II

                            Meetings of Shareholders

                  Section 2.01. Annual Meeting. The board of directors may determine the place, date and time of the annual meetings of the shareholders, but if no such place, date and time is fixed, the meeting for any calendar year shall be held at the principal office of the Corporation at two o'clock p.m. on the fourth day in March of each year. If that day is a legal holiday, the meeting shall be held on the next succeeding day which is not a legal holiday. At that meeting the shareholders entitled to vote shall elect directors and transact such business as may properly be brought before the meeting.

                  Section 2.02. Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time by the president, the board of directors, or the shareholders of not fewer than one-tenth of all of the shares entitled to vote at the meeting, unless otherwise prohibited by
Section 10-1203 of the Arizona Revised Statutes or any other section of the General Corporation Law of the State of Arizona, as either may be amended from time to time.

                  Section 2.03. Notice and Purpose of Meetings; Waiver.

                  a. Written notice stating the place, day and hour of meetings and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by an officer of the Corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation.

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                  b. A shareholder may waive the notice of meeting by attendance at the meeting either in person or by proxy or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened shall not constitute a waiver of notice.

                  Section 2.04. Quorum, Manner of Acting and Adjournment.

                  a. Unless otherwise provided by law or the articles of incorporation, fifty-one percent (51%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Business may be conducted once a quorum is present and may continue until adjournment of the meeting, notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum.

                  b. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this subsection shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

                  c. Unless the vote of a greater number or voting by classes is required by statute, the articles of incorporation, or these bylaws, the affirmative vote of fifty-one percent (51%) of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute fifty-one percent (51%) if a quorum were present.

                  d. The affirmative vote of fifty-one percent (51%) of the shares then present is sufficient in all cases to adjourn a meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  Section 2.05. Record Date.

                  a. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than seventy days nor less than ten days before the date of the meeting, nor more than seventy days nor less than ten days prior to any such other action.

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                  b. A determination of shareholders of record entitled to
notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments do not exceed thirty days in the aggregate.

                  Section 2.06. Presiding Officer; Order of Business. Meetings of the shareholders shall be presided over by the chairman of the board of directors, if there be one, or if the chairman is not present, by the vice chairman of the board of directors, if there be one, or if the vice chairman is not present, by the president, or if the president is not present, by a vice president in the order designated by the Board of Directors, or if the vice president is not present, by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The secretary of the Corporation, or, in the secretary's absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the presiding officer shall choose any person present to act as secretary of the meeting.

                  Section 2.07. Voting.

                  a. Except with respect to the election of directors, each shareholder of record (except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds sufficient to redeem such shares has been made) shall have the right, at every shareholders' meeting, to one (1) vote for every share, and to a corresponding fraction of a vote with respect to every fractional share, of stock of the Corporation standing in his name on the books of the Corporation, subject, however, to any provisions respecting voting rights as may be contained in the articles of incorporation or any amendments thereto.

                  b. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and shall be filed with the secretary or an assistant secretary of the Corporation before the taking of any vote on the issue as to which the proxy intends to act.

                  Section 2.08. Voting Lists.

                  a. A complete list of the shareholders of the corporation entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares owned by, each such shareholder shall be prepared by the secretary, or other officer of the Corporation having charge of the share transfer books. This list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder at any time during the meeting for the purposes thereof.

                  b. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting of the shareholders.

                  Section 2.09. Consent of Shareholders in Lieu of Meeting. Any action which may be taken at a meeting of the shareholders or a class of shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by

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all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of shareholders.

                                   ARTICLE III

                               Board of Directors

                  Section 3.01. Powers. The board of directors shall have full power to conduct, manage, and direct the business and affairs of the Corporation, except as specifically reserved or granted to the shareholders by statute, the articles of incorporation or these bylaws.

                  Section 3.02. Number and Term of Office. The board of directors shall consist of such number of directors, not fewer than one (1) nor more than five (5), as may be determined from time to time by resolution of the board of directors. Except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders and each director shall serve until the next annual meeting of shareholders and until his successor shall be elected and qualified, or until his earlier resignation or removal.

                  Section 3.03. Oualification and Election.

                  a. All directors of the Corporation shall be natural persons of at least 18 years of age, and need not be residents of Arizona or shareholders in the Corporation. Except in the case of vacancies, directors shall be elected by the shareholders. Upon the demand of any shareholder at any meeting of shareholders for the election of directors, the chairman of the meeting shall call for and shall afford a reasonable opportunity for the making of nominations for the office of director. If the board of directors is classified with respect to the power of shareholders to elect directors or with respect to the terms of directors and if, due to a vacancy or vacancies or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately. Any shareholder may nominate as many persons for the office of director as there are positions to be filled. If nominations for the office of director have been called for as herein provided, only candidates who have been nominated in accordance herewith shall be eligible for election.

                  b. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the shareholder's votes by giving one candidate as many votes as the number of such directors multiplied by the number of the shareholder's shares shall equal, or by distributing such votes on the same principle among any number of such candidates. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately up to the number of directors to be elected in the same election by such class or group of classes shall be elected.

                  Section 3.04. Presiding Officer. Meetings of the board of directors shall be presided over by the chairman of the board, if there be one, or if the chairman is not present, by the vice chairman of the board, if there be one, or if the vice chairman is not present, by the

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president, or if the president is not present, by a vice president, in the order designated by the board of directors, or if the vice president is not present, by a chairman to be chosen by a majority of the board of directors at the meeting. The secretary of the Corporation, or, in the secretary's absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the chairman shall choose any person present to act as secretary of the meeting.

                  Section 3.05. Resignations. Any director of the Corporation may resign at any time by giving written notice to the president or the secretary or assistant secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.06. Vacancies.

                  a. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though not less than a quorum, or by a sole remaining director at any regular or special meeting. The director so elected shall continue in office until the next election of directors when such director's successor is elected and qualified. Any newly created directorship shall be deemed a vacancy.

                  b. When one or more directors shall resign from the board, effective at a future time, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each director so chosen shall hold office until the next election of directors when such director's successor is elected and qualified.

                  Section 3.07. Removal.

                  a. At a special meeting of shareholders called for the purpose of removing directors, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors except that if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors or, if there be classes of directors, at an election of the class of directors of which he is a part.

                  b. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the articles of incorporation, the provisions of section 3.07(a) of these bylaws shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                  c. In case the board or such class of the board or any one or more directors is so removed, new directors may be elected at the same meeting. If the shareholders fail to elect persons to fill the unexpired term or terms of the director or directors removed, such unexpired terms shall be considered vacancies on the board to be filled by the remaining directors in accordance with section 3.06(a) of these bylaws.

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                  Section 3.08. Place of Meeting.

                  a. The board of directors may hold its meetings at such place or places as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

                  b. Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

                  Section 3.09. Organizational Meeting. Within 30 days after each annual election of directors or other meeting at which the entire board of directors is elected, the newly elected board of directors shall meet for the purpose of organization, for the election of such officers as they wish to consider at the time, and for the transaction of any other business. Notice of organizational meetings need not be given. Such organizational meeting may be held at any other time which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

                  Section 3.10. Regular Meetings. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any regular meeting is a legal holiday under the laws of the place where such meeting is to be held, then the meeting shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. At regular meetings, the directors shall transact such business as may properly be brought before the meeting. Notice of regular meetings need not be given.

                  Section 3.11. Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president or one or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram) or three days (in the case of notice by mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the purpose of, or the business to be transacted at, such meeting.

                  Section 3.12. Quorum, Manner of Acting, and Adjournment. Fifty-one percent (51%) of the directors then serving shall constitute a quorum for the transaction of business. Except as otherwise specified in the articles of incorporation or these bylaws or provided by statute, the acts of fifty-one percent (51%) of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors. The directors shall act only as a board and the individual directors shall have no power as such; provided, however, that any action which may be taken at a meeting of the board or of a committee may be taken without a meeting if all directors or committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous vote.

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                  Section 3.13. Executive and Other Committees.

                  a. The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an Executive Committee and one or more other committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

                  b. Except as otherwise provided in this section, the Executive Committee shall have and exercise all of the authority of the board in the management of the business and affairs of the Corporation and any other committee shall have and exercise the authority of the board to the extent provided in the resolution designating the committee. The board of directors, with or without cause, may dissolve any such committee or remove any member thereof at any time.

                  c. No such committee of the board shall have the authority of the board in reference to:

                           (1) The amendment or repeal of the bylaws or the
adoption of new bylaws;

                           (2) Declaring any dividend;

                           (3) Issuing any authorized but unissued shares;

                           (4) Establishing and designating any class or series
of shares and fixing and determining the relative rights and preferences thereof, changing the statutory agent of the Corporation, or otherwise effecting any amendment of the articles of incorporation of the Corporation;

                           (5) Recommending to the shareholders any plan for the
sale, lease or exchange of all or substantially all of the property and assets of the Corporation, any amendment of the articles of incorporation, any plan of merger or consolidation, any voluntary dissolution of the Corporation or any revocation of any election of the Corporation to dissolve voluntarily;

                           (6) The filling of vacancies on the board of
directors or in any committee of the board of directors;

                           (7) The fixing of compensation of directors for
serving on the board or on any committee of the board of directors; or

                           (8) The submission to shareholders of any action that
requires shareholder approval by law.

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                  d. Sections 3.10, 3.11 and 3.12 shall be applicable to
committees of the board of directors.

                  Section 3.14. Compensation. Directors, and members of any committee of the board of directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the board of directors, and also shall be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

                  Section 3.15. Dividends. Except as limited by statute and the articles of incorporation, the board of directors shall have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders of the Corporation. The board of directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish and vary such fund.

                  Section 3.16. Minutes. The Corporation shall keep minutes of the proceedings of its board of directors and committees thereof.

                  Section 3.17. Director Conflicts of Interest.

                  a. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

                           (1) The fact of such relationship or interest is
disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                           (2) The fact of such relationship or interest is
disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                           (3) The contract or transaction is fair and
reasonable to the Corporation at the time the contract or transaction is authorized, approved or ratified, in the light of circumstances known to those entitled to vote thereon at that time.

                  b. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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                                   ARTICLE IV

                                Notice - Waivers

                  Section 4.01. Notice, What Constitutes. Whenever written notice to any person is required by the articles of incorporation, these bylaws, or statute, it may be given to such person either personally or by sending a copy thereof through the mail to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail it shall be deemed to have been given to the person entitled thereto when deposited in the mail.

                  Section 4.02. Waiver of Notice.

                  a. Whenever any notice is required to be given to any shareholder or director by the articles of incorporation, these bylaws, or statute, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                  b. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V

                                    Officers

                  Section 5.01. Number, Qualifications and Designation. The officers of the Corporation shall be a president, one or more vice-presidents as may be designated by resolution of the board of directors, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 hereof. Any two or more offices may be held by the same person, except the offices of president and secretary. Officers may, but need not, be directors or shareholders of the Corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the Corporation.

                  Section 5.02. Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section
5.03 hereof, shall be elected by the board of directors, and each such officer shall hold office until such officer's successor shall have been duly elected and qualified, or until such officer's death, resignation or removal.

                  Section 5.03. Subordinate Officers, Committees and Agents. The board of directors from time to time may elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors from time to time may determine. The directors may delegate to any

                                       9
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officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

                  Section 5.04. Resignations. Any officer or agent may resign at any time by giving written notice to the board of directors, or to the president or the secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5.05. Removal. Any officer or agent of the Corporation may be removed by the board of directors whenever the best interests of the Corporation will be served thereby. Such removal shall not prejudice the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not itself create contract rights.

                  Section 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03 hereof, as the case may be.

                  Section 5.07. General Powers. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these bylaws, or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

                  Section 5.08. The Chairman and Vice Chairman of the Board. The chairman of the board, or in the chairman's absence, the vice chairman of the board, shall preside at all meetings of the shareholders and the board of directors, and shall perform such other duties as may from time to time be requested of him by the board of directors.

                  Section 5.09. The Chief Executive Officer. The board of directors may designate a chief executive officer who shall perform such duties as from time to time may be requested by the board of directors.

                  Section 5.10. The President. The president shall have general supervision over the business and operation of the corporation, subject to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation, and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned by the board of directors.

                  Section 5.11. The Vice Presidents. The vice presidents, in the order designated by the board of directors, shall perform the duties of the president in the president's absence or disability. Each vice president shall have such other duties as from time to time may be assigned by the board of directors or the president.

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                  Section 5.12. The Secretary. The secretary or an assistant secretary shall attend all meetings of the shareholders and the board of directors and shall record all the votes of the shareholders and the directors and the minutes of the meetings of the shareholders, the board of directors and committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports are properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation; and, in general, shall perform all duties incident to the office of secretary, and such other, duties as from time to time may be assigned by the board of directors or the president.

                  Section 5.13. The Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the Corporation and shall keep a separate book account of the same; shall collect and receive or provide for the collection and receipts of monies earned by or in any manner due to or received by the Corporation; shall deposit all funds in his custody as treasurer in such banks or other places of deposit as the board of directors from time to time may designate; shall, whenever so required by the board of directors, render an account showing his transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as from time to time may be assigned by the board of directors or the president.

                  Section 5.14. Officers' Bonds. Any officer shall give a bond for the faithful discharge of such officer's duties in such sum, if any, and with such surety or sureties as the board of directors shall require.

                  Section 5.15. Salaries. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03 hereof. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer also is a director of the corporation.

                                   ARTICLE VI

                              Certificates of Stock

                  Section 6.01. Issuance. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall be signed by the president or a vice president and the secretary or an assistant secretary of the Corporation, and may bear the corporate seal, which may be a facsimile, engraved or printed. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimilee signature has been placed upon a share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued

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by the Corporation with the same effect as if the officer has not ceased to be such as the date of its issue.

                  Section 6.02. Subscriptions for Shares. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time made, shall be paid at such time as determined by the board of directors. All calls made by the board of directors for payments on subscriptions shall carry the same terms with regard to all shares of the same class or as to all shares of the same series, as the case may be.

                  Section 6.03. Transfers. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered owner thereof, or by his duly authorized attorney, with a transfer clerk or transfer agent or registrar appointed as provided in Section 6.06 hereof, and on surrender of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid. No transfer shall be made which is inconsistent with the provisions of the Uniform Commercial Code as adopted in Arizona (44 A.R.S. Section 2201 et seq., its amendments and supplements).

                  Section 6.04. Share Certificates. Certificates for shares of the Corporation shall be in such form as provided by statute and approved by the board of directors. The share record books and the blank share certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. Every certificate exchanged or returned to the Corporation shall be marked "Canceled", with the date of cancellation.

                  Section 6.05. Lost, Destroyed, Mutilated or Stolen Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation or theft of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss, destruction or theft of the certificate, upon satisfactory proof of such loss, destruction or theft, and, if the board of directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the board of directors may direct.

                  Section 6.06. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                                   ARTICLE VII

                                 Indemnification

                  Section 7.01. Procedure for Effecting Indemnification. Indemnification of an authorized representative of the Corporation (which, for purposes of this article shall mean a director, officer, fiduciary as defined by the Employee Retirement Income Security Act of 1974, as amended ("Fiduciary"), or agent of the Corporation, or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise serving as such at the

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request of the Corporation) shall be made when ordered by court (in which case the expense, including attorneys' fees, of the authorized representative in enforcing such right of indemnification shall be added to and be included in the final judgment against the Corporation) and shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because the applicable standard of conduct set forth in the Arizona Revised Statutes as amended from time to time has been met. Such determination shall be made in accordance with the Arizona Revised Statutes as amended from time to time.

                  Section 7.02. Advancing Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as determined to be authorized in accordance with the Arizona Revised Statutes as amended from time to time upon receipt of an undertaking by or on behalf of a director, officer or fiduciary to repay such amount unless it ultimately shall be determined that such person is entitled to be indemnified by the Corporation as required in the articles of incorporation or this Article. To the extent authorized by law such expenses may be paid by the Corporation in advance on behalf of any other authorized representative when authorized by the board of directors upon receipt of a similar undertaking.

                  Section 7.03. Scope of Article. The indemnification provided in the articles of incorporation or by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs and personal representatives of such a person.

                                  ARTICLE VIII

                                  Miscellaneous

                  Section 8.01. Corporate Seal. The Corporation may have a corporate seal in the form of a circle containing the name of the Corporation, the year of incorporation and such other details as may be approved by the board of directors. Nothing in these bylaws shall require the impression of a corporate seal to establish the validity of any document executed on behalf of the Corporation.

                  Section 8.02. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors from time to time may designate.

                  Section 8.03. Contracts. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

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

                  Section 8.04. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors from time to time shall determine.

                  Section 8.05. Reports. The board of directors shall present at the annual meeting of shareholders a report of the financial condition of the Corporation as of the closing date of the preceding fiscal year. Such report shall be in such form as shall be approved by the board of directors and shall be available for the inspection of shareholders at the annual meeting. Unless required by statute, the board of directors shall not be required to cause such report to be sent to the shareholders. Unless required by statute, the board of directors may, but shall not be required to, have such report prepared and verified by an independent certified public accountant or by a firm of practicing public accountants.

                  Section 8.06. Corporate Records.

                  a. There shall be kept at the principal office of the Corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of the bylaws including all amendments or alterations thereto to date, certified by the secretary of the Corporation. An original or duplicate share register also shall be kept at the registered office or principal place of business of the Corporation, or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and class of shares held by each. The Corporation also shall keep appropriate, complete and accurate books or records of account, which may be kept at the office of its statutory agent or at its principal place of business.

                  b. Any person who shall have been a holder of record of shares or of a voting trust beneficial interest therefor at least six months immediately preceding a demand or shall be the holder of record of, or the holder of record of a voting trust beneficial interest for, at least five per cent of all the outstanding shares of the corporation, upon written demand directed to the Corporation at its principal office or its statutory agent, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose the Corporation's relevant books and records of accounts, minutes, and record of shareholders and to make copies of or extracts therefrom. In every instance where any attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder.

                  Section 8.07. Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the president shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The board of directors from time to time may confer similar powers upon any other person or persons.

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                  Section 8.08. Amendment of Bylaws. Except as may otherwise be provided in the articles of incorporation, these bylaws may be amended or replaced, or new bylaws may be adopted, by the board of directors of the Corporation at any regular or special meeting of directors, subject to repeal or change by action of the shareholders. It shall not be necessary to set forth such proposed amendment, repeal or new bylaws, or a summary thereof, in any notice of such meeting, whether annual, regular or special.

                                  CERTIFICATION

                  I hereby certify that the foregoing bylaws were adopted by unanimous written consent of the board of directors of the Corporation as of the 3rd day of April, 1991.

                                             /s/ G. Mary Ruby
                                             -----------------------------------
                                             G. Mary Ruby
                                             Secretary

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